Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing and Corporate Communications	Senior Vice President
(856) 810-6210	(212)836-9608
johnpaolin@hillintl.com	dsullivan@equityny.com

FOR IMMEDIATE RELEASE

Hill International Reports First Quarter 2011 Financial Results

Marlton, NJ – May 6, 2011 – Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the first quarter ended March 31, 2011 (see attached tables). Total revenue for the first quarter of 2011 was $123.0 million, an increase of 17.7% from the first quarter of 2010. Consulting fee revenue for the first quarter of 2011 was $94.3 million, an increase of 2.5% from the first quarter of 2010.

Operating loss for the first quarter of 2011 was ($5.3 million) compared to an operating profit of $2.7 million for the prior year quarter. Net loss in the first quarter was ($5.6 million), or ($0.15) per diluted share based on 38.3 million diluted shares outstanding, versus net earnings of $2.5 million, or $0.06 per diluted share based on 40.9 million diluted shares outstanding, in the first quarter of 2010.

The company’s total backlog at March 31, 2011 increased to a record $789 million, up from $675 million at December 31, 2010. Twelve-month backlog at March 31, 2011 was a record $303 million, up from $275 million at December 31, 2010. These increases were primarily the result of increased bookings in the Middle East and the acquisition of Engineering S.A.

“We are very disappointed in our first quarter results, but we remain optimistic for the remainder of 2011. The quarterly loss was caused primarily by the temporary suspension of our operations in Libya due to the ongoing civil unrest in that country combined with a poor performance by our international construction claims operation,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “We have already taken steps to reduce our overhead costs and our top priority is to return to profitability as soon as possible,” Richter added.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group. Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting and management consulting services.

Total revenue at Hill’s Project Management Group during the first quarter of 2011 was $97.9 million, an increase of 23.8% from the first quarter of 2010. Consulting fee revenue for the first quarter of 2011 at the Projects Group was $69.8 million, an increase of 3.7% Operating profit for the Projects Group for the first quarter of 2011 was $2.8 million, a decrease of 46.2% from the prior year’s quarter.

Construction Claims Group. Hill’s Construction Claims Group provides claims preparation, analysis and review, litigation support, lender advisory, cost/damages assessment, delay/disruption analysis, contract review and assessment, risk assessment, adjudication and expert witness testimony services.

Total revenue at Hill’s Construction Claims Group during the first quarter of 2011 was $25.1 million, a decrease of 1.2% from the first quarter of 2010. Consulting fee revenue for the first quarter of 2011 at the Claims Group was $24.4 million, a decrease of 0.7% from the first quarter of 2010. The Claims Group had an operating loss of ($0.7 million) in the first quarter of 2011 compared to an operating profit of $4.2 million for the prior year’s quarter.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Monday, May 9, 2011, at 11:00 am Eastern Time to discuss the financial results for the first quarter ended March 31, 2011. Interested parties may participate in the call by dialing (877) 407-4019 (Domestic) or (201) 689-8337 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with 3,000 employees in 100 offices worldwide, provides program management, project management, construction management, and construction claims and consulting services. Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-G)

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HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statements of Operations

	Three Months Ended March 31,
	2011	2010
Consulting fee revenue	$94,272	$91,936
Reimbursable expenses	28,738	12,536

Total revenue	123,010	104,472

Cost of services	55,343	53,113
Reimbursable expenses	28,738	12,536

Total direct expenses	84,081	65,649

Gross profit	38,929	38,823
Selling, general and administrative expenses	44,226	36,945
Equity in earnings of affiliates	(4)	(821)

Operating (loss) profit	(5,293)	2,699
Interest expense, net	994	545

(Loss) earnings before income tax benefit	(6,287)	2,154
Income tax benefit	(909)	(469)

Consolidated net (loss) earnings	(5,378)	2,623
Less: net earnings – noncontrolling interests	218	166

Net (loss) earnings attributable to Hill International, Inc.	$(5,596)	$2,457

Basic (loss) earnings per common share attributable to Hill International, Inc.	$(0.15)	$0.06

Basic weighted average common shares outstanding	38,276	40,313

Diluted (loss) earnings per common share attributable to Hill International, Inc.	$(0.15)	$0.06

Diluted weighted average common shares outstanding	38,276	40,922

Selected Segment Data

	Three Months Ended March 31,
	2011	2010
Project Management
Consulting fee revenue	$69,848	$67,329
Total revenue	$97,924	$79,092
Gross profit	$26,237	$24,346
Gross profit as a percent of consulting fee revenue	37.6%	36.2%
Selling, general and administrative expenses	$23,484	$20,041
SG&A expenses as a percent of consulting fee revenue	33.6%	29.8%
Operating profit before equity in earnings of affiliates	$2,753	$4,305
Equity in earnings of affiliates	4	821

Operating profit	$2,757	$5,126
Operating profit as a percent of consulting fee revenue	3.9%	7.6%

Construction Claims
Consulting fee revenue	$24,424	$24,607
Total revenue	$25,086	$25,380
Gross profit	$12,692	$14,477
Gross profit as a percent of consulting fee revenue	52.0%	58.8%
Selling, general and administrative expenses	$13,427	$10,256
SG&A expenses as a percent of consulting fee revenue	55.0%	41.7%
Operating (loss) profit	$(735)	$4,221
Operating (loss) profit as a percent of consulting fee revenue	(3.0%)	17.2%

Selected Other Financial Data

	Three Months Ended March 31,
	2011	2010

Consulting fee revenue	$94,272	$91,936
Total revenue	$123,010	$104,472
Gross profit	$38,929	$38,823
Gross profit as a percent of consulting fee revenue	41.3%	42.2%
Selling, general and administrative expenses (excluding corporate expenses)	$36,911	$30,297
Selling, general and administrative expenses (excluding corporate expenses) as a percent of consulting fee revenue	39.2%	33.0%
Corporate expenses	$7,315	$6,648
Corporate expenses as a percent of consulting fee revenue	7.8%	7.2%
Operating (loss) profit	$(5,293)	$2,699
Operating (loss) profit as a percent of consulting fee revenue	(5.6%)	2.9%
Effective income tax rate	14.5%	(21.8%)

Selected Balance Sheet Data

	March 31, 2011	December 31, 2010

Cash and cash equivalents	$26,695	$39,406
Accounts receivable, net	$190,278	$180,856
Current assets	$237,401	$237,466
Total assets	$418,322	$370,851
Current liabilities	$189,605	$104,465
Total debt	$92,742	$74,959
Stockholders’ equity:
Hill International, Inc. share of equity	$159,274	$161,091
Noncontrolling interests	22,789	7,005

Total equity	$182,063	$168,096

EBITDA Reconciliation

(Unaudited)

EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of 2011 was a loss of $2.4 million compared to earnings of $4.7 million in the first quarter of 2010. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended March 31,
	2011	2010

Net (loss) earnings	$(5,596)	$2,457
Interest expense, net	994	545
Income tax benefit	(909)	(469)
Depreciation and amortization	3,102	2,194

EBITDA	$(2,409)	$4,727